Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-280990
March 31, 2026

X/Twitter Post at

https://x.com/hashdex/status/2038973077539762669?s=20

Tweet 1/4: Financial advisors allocating to diversified crypto: you now have options. Literally. 🧵

Options are now available on $NCIQ, the first diversified crypto index ETF to offer options in the US.

Tweet 2/4: That means hedging, covered calls, and defined-risk strategies are no longer limited to single-asset crypto ETFs.

This matters because many institutional mandates have stalled — not on conviction about crypto, but on the absence of risk management tools.

Tweet 3/4: Some institutions can't take a position they can't hedge. Some advisor models require the ability to generate yield. Some risk frameworks require defined-outcome structures.

Options on $NCIQ remove that ceiling.

Tweet 4/4: Benchmark. Products. Derivatives.

The three-part infrastructure that defines institutional-grade asset classes is now in place for crypto.

#CryptoETF #Hashdex

Reply to Tweet 1: Our CIO @SamirKerbage breaks down the full implications: https://t.co/3rY2jQoK6N

Pinned Reply to Thread: See important disclosures. Prospectus: www.hashdex-etfs.com/NCIQ/prospectus + image containing the disclaimer below